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                                  EXHIBIT 10
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                                TABLE TOYS, INC.
                                ----------------
                      MARKETING AND DISTRIBUTION AGREEMENT
                      ------------------------------------


     THIS MARKETING AND DISTRIBUTION AGREEMENT (this "Agreement") is entered into as of January 22, 1996 (the "Effective Date"), by and between JUST TOYS, INC., a Delaware corporation, located at 50 West 23rd Street, New York, New York 10010 ("Distributor"), and TABLE TOYS, INC., a Texas corporation, located at 2500 Central Parkway, Suite P, Houston, Texas 77092 ("Company").

                                 R E C I T A L S :
                                 - - - - - - - -

          A. Company is primarily engaged in the business of designing, manufacturing, marketing and distributing (i) play tables with interlocking surfaces compatible with most brands of toy construction blocks and (ii) a line of toy construction blocks sold under the name Flexitoy(R).

          B. On even date herewith, Company and Distributor have entered into that certain Asset Purchase Agreement (the "Asset Purchase Agreement") whereby Distributor, subject to the conditions set forth therein, has agreed to purchase and Company has agreed to sell substantially all of Companys assets.

          C. Company and Distributor contemplate that within two (2) weeks after entering into this Agreement and the Asset Purchase Agreement, Company will file a petition for itself in a case (the Case") under Title 11, Section 101 et seq. of the United States Code (the Bankruptcy Code") in the United
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States Bankruptcy Court for the Southern District of Texas, Houston Division
(the Bankruptcy Court"), that this Agreement and the Asset Purchase Agreement will be assumed in the Case, and that the sale of Companys assets on the terms and conditions stated in the Asset Purchase Agreement shall be concluded pursuant to a plan of reorganization to be filed by Company in the Case. Upon consummation of such plan of reorganization, Company will have no further operating assets or operations except for its books and records and such operations which are necessary to fulfill Companys obligations under its plan of reorganization and to wind down its business.

          D. Company and Distributor have determined it is in their best interests, pending approval by the Bankruptcy Court of the Asset Purchase Agreement to enter into this Agreement whereby Company will retain Distributor as its exclusive marketing agent and distributor of all products heretofore manufactured or sold by Company.

          E. As further described herein, this Agreement will govern the relationship between Company and Distributor until the transactions under the Asset Purchase Agreement are consummated, confirmation of Companys plan of reorganization is denied or this Agreement is otherwise terminated.
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                                 A G R E E M E N T :
                                 - - - - - - - - -

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  General.
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          1.1  Terms Defined Above.  The capitalized terms defined and used
               -------------------
above shall have the respective meanings indicated above.

          1.2  Certain Definitions.  As used in this Agreement, the following
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terms shall have the respective meanings as indicated, unless the context otherwise requires:

          "Cost" means Companys cost for each item of finished goods or raw parts as set forth on Schedule 1.2 annexed hereto.

          "Products" mean the play tables, construction blocks and other toys manufactured, sold or distributed by Company.

          "TPM" means third party manufacturers who mold, manufacture, assemble, fabricate, package or ship the Products.

          1.3  Headings.  The headings in this Agreement are for convenience
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only and shall not affect its interpretation.

          2.   Marketing and Production.
               ------------------------

          2.1  Distributor as Marketing Agent. Company and Distributor hereby
               ------------------------------
agree that Distributor shall act as the exclusive marketing agent and distributor for the Products. As a marketing agent and distributor, Distributor shall be responsible for soliciting, filling and shipping all orders for the Products and for billing and collecting all sums due thereunder. Company and Distributor acknowledge that Distributor may, at Distributors discretion, use manufacturer representatives or distributors. Distributor shall be responsible for all costs and expenses listed on Schedule 2.1 attached hereto, incurred by Distributor during the term of this Agreement. Company and Distributor hereby agree that subject to the terms of this Agreement, Distributor may use the names "Table Toys" and Flexitoy(R)" alone, or in combination with its own name, in connection with Distributors marketing of the Products during the term hereof.

          2.2  Manufacturing and Production.   Company shall make available to
               ----------------------------
Distributor and hereby grants to Distributor the right to use all of Companys tools, molds, dies, equipment, patents, designs, trademarks and other intellectual property, whether owned or licensed by Company, in connection with the manufacturing, marketing, sale and distribution of Products during the term
of this Agreement.   Distributor will be responsible for the
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manufacturing and assembling of the Products during the term of this Agreement.
Distributor will be responsible for maintaining Companys customary product quality and filling of orders in a manner consistent with Distributors customary business practices. Company and Distributor acknowledge that Distributor will use TPMs to mold, manufacture, assemble, fabricate, package and ship the Products.

          2.3  Inventory and Materials.  As of the Effective Date, Company has
               -----------------------
inventory consisting of finished goods and raw parts (unassembled finished goods) located in Kansas, Texas and Iowa as set forth on Schedule 2.3 annexed hereto. When filling an order, Distributor shall use Companys inventory as follows to the extent such inventory is suitable to fill such order:

          2.3.1 Distributor shall first use packaged finished goods owned by Company prior to having any TPM assemble or package new finished goods or mold new raw parts. Distributor will pay Company for such finished goods at Companys Cost for such goods.

          2.3.2 Distributor shall use raw parts (unassembled or unpackaged finished goods) owned by Company, prior to having any TPM mold new raw parts or package finished goods. Distributor will pay Company for such raw parts at Companys Cost. Distributor will pay the TPM directly for the assembly or packaging of such raw parts.

          2.3.3 If Company does not own the necessary raw parts or finished goods, Distributor shall be responsible for contracting (on its own behalf) directly with the appropriate TPMs to mold the raw parts and assemble and package the finished product as Distributor may require. Distributor will pay the TPMs directly for the molding of the raw parts and the assembling and packaging of the finished goods. Distributor will pay Company for any raw parts used that were owned by the Company, at Companys Cost.

          2.3.4 Distributor shall provide Company with a written purchase order issued by Distributor with respect to all of Companys inventory used by Distributor within ten (10) days of Distributors use of such inventory. Distributor shall pay Company within thirty-five (35) days of any such purchase order. So long as the terms are satisfactory to Distributor, includng price charged by TPM, Distributor will continue to use Companys TPMs in Kansas, Texas and Iowa to mold, manufacture, assemble, fabricate, package and ship the Products. In the event any such TPM is unavailable or unwilling to perform services on acceptable terms, Distributor will use its best effort to locate and use a comparable substitute TPM. Distributor shall be responsible for paying all TPMs for materials, parts and services contracted by Distributor and shall pay all TPMs for such materials, parts and services on terms agreed to between Distributor and TPM. All raw parts and/or new goods produced by TPMs at Distributors request shall belong to Distributor.

          2.4  Access to Books and Records.  Distributor shall have access to
               ---------------------------
all books and records of Company during normal business hours. Company shall continue to maintain the
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books and records of Company, and hereby agrees to grant to Distributor and its designated agents access during normal business hours to review any such financial records for any reason.


          3.   Employees and Facility.
               ----------------------

          3.1  Employees. Upon the Effective Date, all employees, except for
               ---------
Companys officers and certain accounting and other office personnel, will be terminated except that Scott Buske and Donna Buske shall resign from any positions with Company and it is Distributors intention that Scott Buske and Donna Buske will be employed directly by Distributor under the terms set forth on Schedule 3.1 annexed hereto.

          3.2  Occupancy of Facility. Throughout the term of this Agreement,
               ---------------------
Companys officers, accounting and other office personnel continued to be employed by Company shall continue to use Companys premises at 2500 Central Parkway, Suite P, Houston, Texas. Distributor shall also have access to such facility.

          3.3  Cost of Facility.  Throughout the term of this Agreement, Company
               ----------------
will pay all real and personal property lease and utility costs incurred in connection with the Houston facility.

          4.   Pricing of Products Sold by Distributor and Terms of Business.
               -------------------------------------------------------------

          4.1  Price. The price of Products sold by Distributor on behalf of
               -----
Company on or after the Effective Date shall be as determined by Distributor, in its sole discretion. All products sold by Distributor after the Effective Date shall be for Distributors own account. Company hereby assigns to Distributor all outstanding customer orders as set forth on Schedule 4.1 annexed hereto.

          4.2  Terms and Conditions.
               --------------------

                4.2.1  Shipping/Risk of Loss. The risk of loss of any of
                       ---------------------
Companys inventory shall pass to Distributor upon shipment.

          4.2.2     Warranty.  Distributor will provide warranties concerning
                    --------
defects in design, workmanship and materials as Company has given to its customers historically on all Products sold pursuant to this Agreement. Distributor shall be responsible for any warranty claims made with respect to products sold by Distributor.

          4.2.3     Insurance on Products. Distributor shall maintain general
                    ---------------------
liability and product liability insurance coverage in an amount not less than $1,000,000.00 per occurrence and will name Company as an additional insured under such policy. Distributor agrees to provide Company with an original certificate evidencing that such coverage is in effect and names Company as an additional insured and agrees not to modify or cancel any such
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insurance without prior written notice to Company.

          4.2.4     Intellectual Property. Distributor acknowledges that Company
                    ---------------------
has not sold Companys intellectual property rights to Distributor and Distributor will make no claim under this Agreement to ownership of Companys intellectual property rights. At Distributors election, Distributor may continue the processing of outstanding intellectual property filings and applications; Distributor will pay for all costs related thereto which are incurred during the term of this Agreement. Company will provide Distributor access to its attorneys and other parties in charge of maintaining such properties for the purpose of permitting Distributor to continue maintaining such properties; provided, however, Company shall not be obligated to incur any cost or expenses in connection therewith.

               5.   Marketing of Products.
                    ---------------------

          5.1  Expenses and Good Faith Effort to Promote Sales of the Products.
               ---------------------------------------------------------------
Distributor shall use its good faith efforts to promote the sale of Products. Distributor hereby agrees to pay all sales expenses of Products, including all expenses incurred by its salespersons hereunder, and for the maintenance of all field personnel used for sales purposes.

          5.2  Continuation of Goodwill. Distributor shall continue the
               ------------------------
Products integrity, goodwill and reputation.

          5.3  Appointment of Agents. Distributor shall appoint such sales and
               ---------------------
marketing agents and/or representatives as it thinks advisable for the marketing of the Products.

          5.4  Representations to Purchaser.  In connection with the promotion
               ----------------------------
and marketing of Products, Distributor shall make clear, in all dealings with customers and prospective customers, that during the term of this Agreement it is acting as the exclusive marketer and distributor of Products and not as an owner, shareholder or controlling person of Company.

          5.5  Support.  Company shall provide Distributor with all samples,
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     catalogues, brochures and information concerning Products in Companys possession on the Effective Date.

     6.   Duration and Termination.
          ------------------------

          6.1  Duration.  This Agreement shall commence on the Effective Date
               --------
and shall continue until the earlier of (i) denial of Companys plan of reorganization, (ii) the Closing as defined in the Asset Purchase Agreement, or
(iii) a termination for cause or without cause as provided below. Notwithstanding the foregoing, Distributor or Seller may terminate this Agreement at any time after the expiration of one (1) year from the Effective Date upon written notice of termination to the other party. This Agreement shall terminate if the Asset Purchase Agreement is terminated. The parties may mutually agree to extend this Agreement after
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termination in order to continue to provide for an orderly transition under the
Asset Purchase Agreement.

          6.2  Bankruptcy Court Approval.  Company and Distributor (at no cost
               -------------------------
to Distributor) shall use their best efforts after the execution and delivery hereof to obtain an order of the Bankruptcy Court approving the terms and conditions of this Agreement. Distributor shall have no obligation to sell or promote the Products until this Agreement has been approved by the Bankruptcy Court, but may do so at its own discretion. If such approval is not obtained by February 7, 1996, Distributor may terminate this Agreement on February 7, 1996, or any time thereafter until such time as this Agreement has been approved by the Bankrupcy Court.

          6.3  Termination with Cause.  Company or Distributor shall be entitled
               ----------------------
forthwith to terminate this Agreement by written notice to the other if:

          6.3.1 the other party commits any material breach of any of the provisions of this Agreement and, in the case of a breach capable of remedy, fails to remedy the same within ten (10) days after receipt of a written notice from the non-breaching party giving full particulars of the breach and requiring it to be remedied, or in the case of non-payment by Distributor of invoices for Products, failure to remedy the same within five (5) days after receipt of written notice thereof; or

               6.3.2 a lien holder takes possession or a receiver is appointed over any of the property or assets of Distributor; or

          6.3.3. Distributor is unable to obtain Products to fill orders in accordance with this Agreement for any reason including a failure by any TPM or other party having possession of Companys tools, molds, dies or inventory to release inventory, perform services or otherwise take such action as makes it substantially impractical or materially more expensive for Distributor to sell Products or have Products produced.

          6.4  Capable of Remedy.  For the purpose of clause 6.3.1, a breach
               -----------------
shall be considered capable of remedy if the party in breach can comply with the provision in question in all respects other than as to the original time of performance (provided that time of performance is not of the essence).

          6.5  Termination by Either Party without Cause.  Either Company or
               -----------------------------------------
Distributor may terminate this Agreement without cause in the event (i) the Bankruptcy Court refuses to enter an order approving the terms and conditions of this transaction or the Asset Purchase Agreement, or (ii) the Asset Purchase Agreement is terminated, or (iii) this Agreement is terminated pursuant to Sections 6.1 or 6.2. Any such terminations shall be without payment of damages.

          6.6  No Waiver of Subsequent Breaches. Any waiver by either party of a
               --------------------------------
breach of any provision of this Agreement shall not be considered as a waiver of any subsequent
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breach of the same or any other provision hereof.

          6.7  No Prejudice. The rights to terminate this Agreement pursuant to
               ------------
Sections 6.1-6.5 shall be without prejudice to any other right or remedy of any party in respect of the breach concerned (if any) or any other breach.

          6.8  Consequences of Termination.
               ---------------------------

          6.8.1 Distributor shall, at its own expense, within ninety (90) days send to Company or otherwise dispose of all of Distributors inventory of
(i) Products and raw materials and (ii) advertising, promotional or sales material, then in the possession of Distributor. Distribuor shall have the right during such ninety (90) day period to finish manufacturing or assembling of products or raw parts owned by Company, as may be otherwise required to fill any outstanding orders, provided Distributor provides Company with written notice of all such outstanding orders within ten (10) days after termination.

          6.8.2     Distributor shall cease to (i) use the name "Table Toys",
(ii) use any of Companys intellectual property rights, and (iii) to promote, market or advertise Product, except for the purpose of disposing of any inventory in accordance with Section 6.8.1. The parties hereby expressly agree that this provision is not a noncompetition agreement, and that Distributor has and shall continue to sell toys similar to and in competition with the Products.

          6.8.3 Except as otherwise provided herein and subject to any rights or obligations which have accrued prior to termination, neither party shall have any further obligation to the other under this Agreement.

               7.   Nature of Agreement.
                    -------------------

          7.1  Relationship.  Nothing in this Agreement shall create, or be
               ------------
deemed to create, a partnership or the relationship of principal and agent or employer and employee between the parties.

          7.2  Entire Agreement.  Except for the Asset Purchase Agreement, and
               ----------------
attachments thereto, this Agreement contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all previous agreements and understandings between the parties with respect hereto, and may not be modified except by an instrument in writing signed by the duly authorized representatives of the parties. Each party acknowledges that, in entering into this Agreement, it does not do so on the basis of, and does not rely on, any representation, warranty or other provision except as expressly provided herein, and all conditions, warranties or other terms implied by statute and common law are hereby excluded to the fullest extent permitted by law.

          8.   Miscellaneous.
               -------------
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          8.1  Proper Law.  This Agreement shall be governed by and construed in
               ----------
all respects in accordance with the laws of the State of Texas, the principal place of business of Company.

          8.2  Notices and Service.   All notices, requests and communications
               -------------------
hereunder shall be in writing and any such notice, request, demand or other communication shall be deemed to have been duly given or made (i) when delivered by hand; or (ii) on the date of transmission if sent by telecopy simultaneous with mailing by first class, postage prepaid mail; or (iii) in the case of delivery solely by mail, four days after deposited in the mail, certified mail, return receipt requested, postage prepaid, addressed for purposes of delivery by mail as follows:

                           If to Company:      Table Toys, Inc. Attention:
                                               President 2500 Central Parkway,
                                               Suite P Houston, Texas 77092
                                               Facsimile: (713) 956-9905
                                               Telephone: (713) 956-9900

                           with a copy to:     Sheinfeld, Maley & Kay, P.C.
                                               Attention: Henry J. Kaim, Esq.
                                               1001 Fannin, Suite 3700 Houston,
                                               Texas 77002
                                               Facsimile:  (713) 658-9756
                                               Telephone:  (713) 658-8881

                           If to Distributor:  Just Toys, Inc. Attention:
                                               Morton J. Levy, Chief Executive
                                               Officer 50 West 23rd Street 7th
                                               Floor New York, New York 10010
                                               Facsimile: (212) 741-8793
                                               Telephone: (212) 645-6335

                           with a copy to:     Shack & Siegel, P.C. Attention:
                                               Donald D. Shack, Esq. 530 Fifth
                                               Avenue New York, New York 10036
                                               Facsimile: (212) 730-1964
                                               Telephone: (212) 782-0700


          8.3  Amendments.  Any amendments or modifications to this Agreement
               ----------
must
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be in writing and executed by authorized representatives of the parties hereto.

          8.4  Assignment.  The rights and obligations of either party hereunder
               ----------
may be assigned only with the express written consent of the other party hereto.

          8.5  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one (1) agreement.

          8.6  Attorneys Fees.  Each party shall pay its own attorneys fees
               ---------------
for preparing, reviewing, negotiating and/or closing this Agreement. In the event of any dispute hereunder (after the execution hereof) the losing party shall reimburse the prevailing party for all court costs and reasonable attorneys fees.

          8.7  Representation and Warranty.  Each of the parties hereto
               ---------------------------
represents and warrants that it is duly authorized to enter into this Agreement and to perform its obligations hereunder.
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     IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.


                                 TABLE TOYS, INC.


                                 By:_________________________
                                    Scott Buske, President


                                 JUST TOYS, INC.


                                 By:_______________________________________
                                    Morton J. Levy, Chief Executive Officer